Exhibit 5.1

52 East Gay Street P.O. Box 1008 Columbus, Ohio 43216-1008 614.464.6400 | www.vorys.com Founded 1909

September 8, 2021
Abercrombie & Fitch Co.
6301 Fitch Path
New Albany, Ohio 43054
Re:     Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates as amended effective June 9, 2021 - Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Abercrombie & Fitch Co., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed today with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”), for the registration of (i) 1,100,000 additional shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), to be issued and delivered pursuant to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (as amended effective June 9, 2021, the “Plan”) and (ii) an indeterminate number of additional shares of Class A Common Stock of the Company that may become issuable and deliverable in accordance with the anti-dilution provisions of the Plan.
In connection with rendering the opinions expressed in this letter, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of: (a) the Registration Statement; (b) the Plan; (c) the Company’s Amended and Restated Certificate of Incorporation, as currently in effect; (d) the Company’s Amended and Restated Bylaws, as currently in effect; and (e) all such corporate records of the Company, including, without limitation, resolutions adopted by the Board of Directors of the Company (and committees thereof) and by the stockholders of the Company, as we have deemed relevant as a basis for these opinions. We have also relied upon such oral or written statements and representations of the officers of the Company and examined such certificates of public officials and authorities of law as we have deemed relevant as a basis for the opinions expressed herein.
    In our examination of the aforesaid records, documents and certificates, we have assumed, without independent verification or investigation, the authenticity of all records, documents and certificates examined by us, the correctness of the information contained in all records, documents and certificates examined by us, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents and certificates, the authority of all individuals entering and maintaining records, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents or certificates. In making our examination of records, documents and certificates executed by any party other than the Company, we have assumed that such other party had the power and authority, corporate or other, to enter into and perform all of such other party’s obligations thereunder, and we have assumed the due authorization by all requisite action, corporate or other, of such other party, the valid execution and delivery by such other party of such records, documents and certificates and the validity, binding effect and enforceability

Abercrombie & Fitch Co.
September 8, 2021

thereof with respect to such other party. In addition, we have assumed that the agreements that accompany each award under the Plan will be consistent with the terms of the Plan and will not expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Further, we have assumed the accuracy of all information provided to us by the Company, orally or in writing, during the course of our investigations.

We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.
Based upon and subject to the foregoing and subject to the further assumptions and the qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the additional 1,100,000 shares of Class A Common Stock to be registered under the 1933 Act for issuance and delivery pursuant to the Plan have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for, as appropriate, in the manner provided and for the consideration prescribed in the Plan and in any award agreements entered into by participants in the Plan with the Company as contemplated by the Plan, at prices in excess of the par value thereof, when appropriate, will be validly issued, fully paid and non-assessable, assuming compliance with applicable securities laws.
The opinions expressed in this letter are rendered as of, and are based upon the laws and legal interpretations in effect and the facts and circumstances existing on, the date first written above. We disclaim any obligation to (a) advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein or (b) revise or supplement this letter should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances. Our opinions are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the shares of Class A Common Stock issuable and deliverable pursuant to the Plan.
This opinion is furnished by us for the benefit of the Company in connection with the offering of the additional 1,100,000 shares of Class A Common Stock covered by the Registration Statement pursuant to the Plan and the filing of the Registration Statement and any amendments thereto and may be relied upon by the Company and by persons entitled to rely upon this opinion pursuant to the applicable provisions of the 1933 Act.

    Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. By giving such consent, we do not thereby admit that we are “experts” within the meaning of the 1933 Act or the Rules and Regulations with respect to any part of the Registration Statement, including this exhibit.

Sincerely,

/s/ Vorys, Sater, Seymour and Pease LLP
Vorys, Sater, Seymour and Pease LLP